UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On and effective August 8, 2005, the Company entered into a Separation Agreement with Nelson M. Sims in connection with his resignation as President, Chief Executive Officer and a director of the Company. The agreement provides that Mr. Sims is to receive a cash payment of $175,000 in connection with his resignation. It also provides for the cancellation of all vested and unvested options previously granted to Mr. Sims, representing the right to purchase an aggregate 1,177,000 shares of common stock of the Company, and the award to him of 250,000 shares of restricted common stock. Each of the Company and Mr. Sims also agreed to a standard general mutual release. The Separation Agreement is revocable by Mr. Sims for a period of seven days from the date of execution. A copy of the Separation Agreement is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 8, 2005, in connection with the resignation of Nelson Sims as President, Chief Executive Officer and a director of the Company, the Employment Agreement by and between the Company and Mr. Sims was terminated except as set forth below. The Employment Agreement, entered into on August 7, 2003, provided for the determination of Mr. Sims’ base compensation, bonus, equity incentive awards and certain other benefits from the Company, as well as events of termination and severance payment, all of which provisions are no longer effective. The Separation Agreement entered into by the parties in connection with Mr. Sims’ resignation, however, states that Mr. Sims will continue to be bound by the sections of the Employment Agreement relating to all business to be the property of the Company, assignment of intellectual property, confidentiality and non-solicitation, with a one-year non-competition period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2005, Nelson M. Sims resigned as President, Chief Executive Officer and a director of the Company.

On August 8, 2005, the Company’s Board of Directors elected Rahul Singhvi as President, Chief Executive Officer and as a director of the Company. Dr. Singhvi, 40, served as Senior Vice President and Chief Operating Officer of the Company from April, 2005 through August 8, 2005. From April 2004 to April 2005, Dr. Singhvi served as Vice President – Pharmaceutical Development and Manufacturing of the Company. For 10 years prior to joining the company, Dr. Singhvi served in several positions with (Merck & Co) culminating as Director with the Merck Manufacturing Division. Dr. Singhvi holds Master and Doctorate of Science Degrees in Chemical Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from The Wharton School. Dr. Singhvi’s current annual salary is $250,000; Dr. Singhvi does not have an employment agreement with the Company. A copy of the Press Release announcing Mr. Sims’ resignation and Dr. Singhvi’s appointment is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

August 10, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Separation Agreement, dated August 8, 2005, by and between the Company and Nelson M. Sims.
99.2	Press Release, dated August 9, 2005.